                                                                     Exhibit 2.3


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                   -----------------------------------------

     This Amendment to Agreement and Plan of Merger is made and entered into this 6th day of November, 1998, effective as of August 15, 1998, by and between Kent Consulting Group, Inc., a California corporation ("KCG"), Allin Communications Corporation, a Delaware corporation ("Allin"), and Les Kent, a resident of Florida ("Kent").

     WHEREAS, old Kent Consulting Group, Inc. ("Old KCG"), Kent, Kent Acquisition Corporation and Allin were parties to that certain Agreement and Plan of Merger dated August 16, 1996 (the "Merger Agreement"), pursuant to which Old KCG was merged with and into Kent Acquisition Corporation, with Kent Acquisition Corporation surviving the merger (the "Merger") and changing its name to Kent Consulting Group, Inc. (the current KCG); and

     WHEREAS, KCG is a wholly-owned subsidiary of Allin; and

     WHEREAS, Kent was the sole shareholder of Old KCG; and

     WHEREAS, pursuant to the Merger Agreement, Kent received as a portion of the Merger Consideration (as defined in the Merger Agreement), a promissory note in the original principal amount of $2,800,000 (the "Old Note"), such Old Note to be payable in accordance with the terms of Section 2.1(b) of the Merger Agreement; and

     WHEREAS, in connection with the Merger, Kent entered into an employment agreement with KCG dated November 6, 1996 (the "Old Employment Agreement"); and

     WHEREAS, the parties wish to amend the terms of the Old Note, to terminate the Old Employment Agreement, and for Allin and Kent to enter into a new employment agreement, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     l.  Amendment of Old Note.  The Old Note shall be amended and restated in
         ----------------------
the form of Exhibit A hereto (the "Amended and Restated Note"), and the provisions of the Merger Agreement, including without limitation, Section 2.1(b), 2.2, 2.3 and 2.5 of the Merger Agreement, shall be deemed to be amended to be consistent with the terms of the Amended and Restated Note. Without limiting the generality of the foregoing, the following changes are hereby made to the Merger Agreement:

         (a) Subsection (c) of Section 2.1(b) is amended to read as follows:

         (c) a promissory note in the original principal amount of Two Million Dollars ($2,000,000) in the form of Exhibit A to this Amendment (the "Promissory Note").

         (b) The balance of Section 2.1(b) is hereby deleted.

         (c) Sections 2.2, 2.3 and 2.5 of the Merger Agreement are hereby deleted in their entirety.

To the extent that there are inconsistencies between the Amended and Restated Note and the terms of the Merger Agreement, the terms of the Amended and Restated Note shall control.

     2.  Entry into New Employment Agreement.  Effective August 15, 1998, Allin
         ------------------------------------
and Kent have entered into an Employment Agreement in the form of Exhibit B hereto (the "New Employment Agreement"), which New Employment Agreement replaces the Old Employment Agreement which is hereby terminated effective August 15, 1998.

     3.  No Other Changes.  Except as set forth herein, the Merger Agreement
         -----------------
remains unchanged, and is in full force and effect.

     4.  Amendment. The Merger Agreement cannot be further amended except in a
         ----------
writing signed by Kent and Allin.

     5.  Governing Law. This Amendment shall be governed by and construed in
         --------------
accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

     6.  Counterparts.  This Amendment may be executed in any number of
         -------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                     KENT CONSULTING GROUP, INC.


                                     By:     /s/ Richard W. Talarico
                                         ---------------------------------------

                                     Name Printed:   Richard W. Talarico
                                                   -----------------------------

                                              Chairman of the Board and Chief
                                     Title:   Executive Officer
                                            ------------------------------------


                                     ALLIN COMMUNICATIONS CORPORATION


                                     By:     /s/ Richard W. Talarico
                                         ---------------------------------------

                                     Name Printed:   Richard W. Talarico
                                                   -----------------------------

                                              Chairman of the Board and Chief
                                     Title:   Executive Officer
                                            ------------------------------------


                                       /s/ Les Kent
                                     -------------------------------------------
                                     Les Kent